Brighthouse Financial

Nancy H. Badeer

VP & Associate General Counsel

The Law Group

285 Madison Avenue

New York, NY 10017

T: 212-578-6810    F: 212-251-1566

July 11, 2017

Board of Directors

Brighthouse Life Insurance Company of NY

111 Eighth Avenue, 13th Floor

New York, NY 10011

Re:	Opinion of Counsel
Pre-Effective Amendment No. 1 to the Registration Statement on Form S-3
Brighthouse Life Insurance Company of NY
File No. 333-217511
Brighthouse Shield Level SelectSM 3-Year Annuity

Ladies and Gentlemen:

I am an Associate General Counsel to the Law Group and provide legal counsel to Brighthouse Life Insurance Company of NY. This opinion is furnished in connection with the proposed offering of a certain single premium deferred index-linked annuity contract (the “Contract”) issued by Brighthouse Life Insurance Company of NY (“Company”) under Pre-Effective Amendment No. 1 to Registration Statement on Form S-3, File No. 333-217511, filed on July 11, 2017 (the “Registration Statement”) and described therein, filed by the Company under the Securities Act of 1933, as amended.

I have made such examination of law and examined such records of the Company and other documents as in my judgment are necessary or appropriate to render the opinion expressed below.

I am of the following opinions:

1.    The Company is duly organized and existing under the laws of the State of New York and has been duly authorized to do business and to issue annuity contracts by the State of New York and the New York Department of Financial Services.

2.    The Contract covered by the above Registration Statement, and all amendments relating thereto, when delivered and when the first purchase payment made by an owner all in accordance with the prospectus (the “Prospectus”) included in the Registration Statement and in compliance with the applicable local law, will be a legal and binding obligation of the Company in accordance with its terms. Owners of Contracts, as such, will not be subject to any deductions and charges by the Company other than those described in the Contract and as referred to in the Prospectus.

I hereby consent to the use of this opinion letter, or a copy thereof, as an exhibit to the Registration Statement.

Sincerely,

/s/ Nancy H. Badeer

Nancy H. Badeer

VP & Associate General Counsel